EXHIBIT 99.1

Alpha and Omega Semiconductor Reports Financial Results for the Fiscal Second Quarter of 2015 Ended December 31, 2014

SUNNYVALE, Calif., Feb. 3, 2015 (GLOBE NEWSWIRE) -- Alpha and Omega Semiconductor Limited ("AOS") (Nasdaq:AOSL), today reported financial results for the fiscal second quarter of 2015 ended December 31, 2014.

The results for the fiscal second quarter of 2015 ended December 31, 2014 were as follows:

GAAP Financial Comparison
Quarterly
(in millions except percentage and per share data)
(unaudited)

	Q2 FY2015	Q1 FY2015	Q2 FY2014
Revenue	$ 81.3	$ 88.2	$ 76.3
Gross Margin	18.7%	20.6%	17.9%
Operating Income (Loss)	$ (0.3)	$ 1.8	$ 1.3
Net Income (Loss)	$ (1.3)	$ 0.6	$ 0.2
Earnings (Loss) Per Share - Diluted	$ (0.05)	$ 0.02	$ 0.01

On a non-GAAP basis excluding the effect of share-based compensation charges in each of the periods presented, the results were as set forth below (see detailed reconciliation included at the end of this press release).

Non-GAAP Financial Comparison
Quarterly
(in millions except percentage and per share data)
(unaudited)

	Q2 FY2015	Q1 FY2015	Q2 FY2014
Revenue	$ 81.3	$ 88.2	$ 76.3
Gross Margin	19.0%	20.8%	18.0%
Operating Income	$ 1.0	$ 2.9	$ 1.4
Net Income	$ —	$ 1.7	$ 0.3
Earnings Per Share - Diluted	$ —	$ 0.06	$ 0.01

"We have delivered the quarterly financial results as expected, and successfully introduced key strategic products that we believe will fuel our long term business growth," said Dr. Mike Chang, AOS chairman and CEO. "Looking beyond the near term seasonality, we are pleased by the healthy growth momentum driven by the increasing adoption of our new Low Voltage platform, solid market share gains by our Power IC products, and the heightened customer engagements. We remain focused on the execution of our business plan."

Business Outlook for Fiscal Q3 Ending March 31, 2015

The following statements are based on management's current expectations. These statements are forward-looking, and actual results may differ materially. AOS undertakes no obligation to update these statements.

  Revenue is expected to be between $76 million and $80 million.
  GAAP gross margin is expected to be in the range of 16.5% to 18.5%.
  GAAP operating expenses are expected to be approximately $16.6 million plus or minus $1 million.
  Tax expense is expected to be approximately $1.0 million to $1.2 million.

The above projections on GAAP gross margin and GAAP operating expenses include estimated share-based compensation expense of $1.0 million to $1.2 million.

Conference Call and Webcast

AOS plans to conduct an investor teleconference and live webcast to discuss the financial results for the fiscal second quarter of 2015 ended December 31, 2014 today, February 3, 2015 at 2:30 p.m. PT / 5:30 p.m. ET. To participate in the live call, analysts and investors should dial 877-312-8797 (or 253-237-1194 if outside the U.S.). To access the live webcast and the subsequent replay of the conference call, which will be available for seven days after the live call, go to the "Events & Presentations" section of the company's investor relations website, http://investor.aosmd.com.

Forward Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management's judgment, beliefs, current trends, and anticipated product performance. These forward looking statements include, without limitation, statements relating to projected amount of revenues, gross margin, operating income/(expenses), tax expenses, net income/(loss), and share-based compensation expenses, expectation with respect to our ability and strategy to develop new products, expand our sales, revenue and profitability, growth in revenue and market share, including adoption of low-voltage and power IC products, seasonality fluctuation in customer demand, the execution of our business plan, and other information under the section entitled "Business Outlook for Fiscal Q3 Ending March 31, 2015". Forward looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, the decline of the PC industry and our ability to respond to such decline, our ability to introduce or develop new and enhanced products that achieve market acceptance, the actual product performance in volume production, the quality and reliability of our product, our ability to achieve design wins, the general business and economic conditions, the state of semiconductor industry and seasonality of our markets, our ability to maintain factory utilization at a desirable level, and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2014 filed on August 29, 2014. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today's date, unless otherwise stated, and AOS undertakes no duty to update such information, except as required under applicable law.

Use of Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented on a basis consistent with U.S. GAAP, we disclose certain non-GAAP financial measures, including non-GAAP gross profit, gross margin, operating income/(loss), net income/(loss) and diluted earnings per share ("EPS"). These supplemental measures exclude share-based compensation expenses. We believe that non-GAAP financial measures can provide useful information to both management and investors by excluding certain non-cash expenses that are not indicative of our core operating results. In addition, our management uses non-GAAP measures to compare our performance relative to forecasts and to benchmark our performance externally against competitors. Our use of non-GAAP financial measures has certain limitations in that the non-GAAP financial measures we use may not be directly comparable to those reported by other companies.  For example, the term used in this press release, non-GAAP net income/(loss), does not have a standardized meaning. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. We seek to compensate for this limitation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP measures in the tables attached to this press release.  Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures.

About Alpha and Omega Semiconductor

Alpha and Omega Semiconductor Limited, or AOS, is a designer, developer and global supplier of a broad range of power semiconductors, including a wide portfolio of Power MOSFET, IGBT and Power IC products.  AOS has developed extensive intellectual property and technical knowledge that encompasses the latest advancements in the power semiconductor industry, which enables it to introduce innovative products to address the increasingly complex power requirements of advanced electronics. AOS differentiates itself by integrating its Discrete and IC semiconductor process technology, product design, and advanced packaging know-how to develop high performance power management solutions. AOS's portfolio of products targets high-volume applications, including portable computers, flat panel TVs, LED lighting, smart phones, battery packs, consumer and industrial motor controls and power supplies for TVs, computers, servers and telecommunications equipment. For more information, please visit http://www.aosmd.com. For investor relations, please contact So-Yeon Jeong at investors@aosmd.com.

The following consolidated financial statements are prepared in accordance with U.S. GAAP.

Alpha and Omega Semiconductor Limited
Condensed Consolidated Statements of Operations
(in thousands, except percentages and per share amounts)
(unaudited)

	Three Months Ended			Six Months Ended
	December 31, 2014	September 30, 2014	December 31, 2013	December 31, 2014	December 31, 2013

Revenue	$ 81,328	$ 88,217	$ 76,265	$ 169,545	$ 160,386
Cost of goods sold	66,086	70,057	62,646	136,143	129,616
Gross profit	15,242	18,160	13,619	33,402	30,770
Gross margin	18.7%	20.6%	17.9%	19.7%	19.2%

Operating expenses
Research and development	6,430	6,796	4,972	13,226	11,819
Selling, general and administrative	9,135	9,604	7,309	18,739	16,249
Total operating expenses	15,565	16,400	12,281	31,965	28,068
Operating income (loss)	(323)	1,760	1,338	1,437	2,702

Interest income and other, net	26	48	14	74	38
Interest expense	(43)	(73)	(69)	(116)	(148)
Income (loss) before income taxes	(340)	1,735	1,283	1,395	2,592

Income tax expense	957	1,171	1,123	2,128	2,125
Net income (loss)	$ (1,297)	$ 564	$ 160	$ (733)	$ 467

Net income (loss) per share
Basic	$ (0.05)	$ 0.02	$ 0.01	$ (0.03)	$ 0.02
Diluted	$ (0.05)	$ 0.02	$ 0.01	$ (0.03)	$ 0.02

Weighted average number of common shares used to compute net income (loss) per share
Basic	26,577	26,385	25,846	26,481	25,765
Diluted	26,577	27,003	26,462	26,481	26,385

Alpha and Omega Semiconductor Limited
Condensed Consolidated Balance Sheets
(in thousands, except par value per share)
(unaudited)

	December 31, 2014	June 30, 2014
ASSETS
Current assets:
Cash and cash equivalents	$ 120,647	$ 117,788
Restricted cash	203	244
Accounts receivable, net	26,704	36,535
Inventories	69,982	66,560
Deferred income tax assets	2,906	2,842
Other current assets	3,697	3,810
Total current assets	224,139	227,779
Property, plant and equipment, net	118,600	123,254
Intangible assets, net	18	229
Goodwill	269	269
Deferred income tax assets - long term	10,950	10,854
Other long-term assets	1,771	1,963
Total assets	$ 355,747	$ 364,348
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Short term debt	$ 7,143	$ 13,821
Accounts payable	33,731	38,760
Accrued liabilities	18,559	17,376
Income taxes payable	1,389	1,933
Deferred margin	654	665
Capital leases	966	1,061
Total current liabilities	62,442	73,616
Income taxes payable - long term	2,357	2,315
Deferred income tax liabilities	3,220	3,234
Capital leases - long term	550	1,005
Other long term liabilities	1,053	1,143
Total liabilities	69,622	81,313
Shareholders' equity:
Preferred shares, par value $0.002 per share:
Authorized: 10,000 shares, issued and outstanding: none at December 31, 2014 and June 30, 2014	—	—
Common shares, par value $0.002 per share:
Authorized: 50,000 shares, issued and outstanding: 26,988 shares and 26,651 shares at December 31, 2014 and 26,644 shares and 26,304 shares at June 30, 2014	54	53
Treasury shares at cost, 337 shares at December 31, 2014 and 340 shares at June 30, 2014	(2,854)	(2,889)
Additional paid-in capital	178,052	174,084
Accumulated other comprehensive income	887	1,033
Retained earnings	109,986	110,754
Total shareholders' equity	286,125	283,035
Total liabilities and shareholders' equity	$ 355,747	$ 364,348

Alpha and Omega Semiconductor Limited
Reconciliation of Gross Profit to Non-GAAP Gross Profit
(in thousands)
(unaudited)

	Three Months Ended			Six Months Ended
	December 31, 2014	September 30, 2014	December 31, 2013	December 31, 2014	December 31, 2013

U.S. GAAP gross profit	$ 15,242	$ 18,160	$ 13,619	$ 33,402	$ 30,770

Share-based compensation:
Cost of goods sold	174	154	142	328	338
Non-GAAP gross profit	$ 15,416	$ 18,314	$ 13,761	$ 33,730	$ 31,108
Non-GAAP gross margin	19.0%	20.8%	18.0%	19.9%	19.4%

Alpha and Omega Semiconductor Limited
Reconciliation of Operating Income (Loss) to Non-GAAP Operating Income
(in thousands)
(unaudited)

	Three Months Ended			Six Months Ended
	December 31, 2014	September 30, 2014	December 31, 2013	December 31, 2014	December 31, 2013

U.S. GAAP operating income (loss)	$ (323)	$ 1,760	$ 1,338	$ 1,437	$ 2,702

Share-based compensation:
Cost of goods sold	174	154	142	328	338
Research and development	293	206	(32)	499	263
Selling, general and administrative	810	742	(5)	1,552	713
Total share-based compensation	1,277	1,102	105	2,379	1,314

Non-GAAP operating income	$ 954	$ 2,862	$ 1,443	$ 3,816	$ 4,016

Alpha and Omega Semiconductor Limited
Reconciliation of Net Income (Loss) to Non-GAAP Net Income (Loss)
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended			Six Months Ended
	December 31, 2014	September 30, 2014	December 31, 2013	December 31, 2014	December 31, 2013

U.S. GAAP net income (loss)	$ (1,297)	$ 564	$ 160	$ (733)	$ 467

Share-based compensation:
Cost of goods sold	174	154	142	328	338
Research and development	293	206	(32)	499	263
Selling, general and administrative	810	742	(5)	1,552	713
Total share-based compensation	1,277	1,102	105	2,379	1,314

Non-GAAP net income (loss)	$ (20)	$ 1,666	$ 265	$ 1,646	$ 1,781

Non-GAAP diluted net income per share	$ 0.00	$ 0.06	$ 0.01	$ 0.06	$ 0.07

Weighted-average number of common shares used in computing non-GAAP net income (loss) per share
Diluted shares	26,577	27,003	26,462	27,078	26,385
CONTACT: Alpha and Omega Semiconductor Limited
         Investor Relations
         So-Yeon Jeong
         408-789-3172
         investors@aosmd.com